UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2026

J.P. Morgan Real Estate Income Trust, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	333-288565	87-3439916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Madison Avenue New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 270-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.
The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on July 15, 2025, J.P. Morgan REIT Operating Partnership, L.P. (the “Operating Partnership”), a subsidiary of J.P. Morgan Real Estate Income Trust, Inc. (the “Company”), as a borrower and certain subsidiaries of the Operating Partnership party thereto from time to time, as designated borrowers, entered into a credit agreement (“Credit Agreement”) with Truist Bank (“Truist”), as the administrative agent and a letter of credit issuer, and each lender party thereto from time to time (the “Lenders”). The Credit Agreement provides for unsecured revolving credit commitments in an aggregate amount of up to $325,000,000 for revolving loans and letter of credit issuances (the “Revolving Credit Facility”), with an accordion feature pursuant to which the borrowers may request to increase the revolving commitments and create new term loan tranches in an additional aggregate amount of up to $675,000,000, subject to the satisfaction of certain conditions (the “Credit Facility”).

On August 27, 2026, the Operating Partnership, the Company, as parent guarantor, and certain subsidiaries of the Operating Partnership party thereto from time to time, as subsidiary guarantors, entered into an Increase and Joinder to Credit Agreement (“Credit Agreement Amendment”) with Truist and the Lenders to increase the Revolving Credit Facility to an aggregate amount of $550,000,000. All other material terms of the Credit Agreement remain the same.

Terms used but not defined in this Item 2.03 shall have the meanings ascribed to such terms in the Credit Agreement Amendment. The summary of the Credit Agreement Amendment set forth above does not purport to be a complete summary and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed herewith and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*
Increase and Joinder to Credit Agreement, dated August 27, 2026, by and among J.P. Morgan REIT Operating Partnership, L.P., J.P. Morgan Real Estate Income Trust, Inc., as parent guarantor, certain subsidiaries of J.P. Morgan REIT Operating Partnership, L.P., as subsidiary guarantors, Truist Bank, as administrative agent, and the lenders party thereto from time to time.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. Morgan Real Estate Income Trust, Inc.

Date:	September 1, 2026	By:	/s/ Lawrence A. Goodfield, Jr.
Lawrence A. Goodfield, Jr. Chief Financial Officer and Treasurer